SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CARLYLE INDS.

          GAMCO INVESTORS, INC.
                                 6/11/99            1,500-            1.0625
                                 5/25/99            5,000             1.1250
                                 5/18/99            8,500             1.1250
                                 5/18/99            1,312-            1.0625
                                 5/17/99            3,000-            1.0833
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE OVER-THE-COUNTER MARKET.


          (2) PRICE EXCLUDES COMMISSION.